                                   AMENDMENT

Dated:             December 12, 1997

To be Effective:    December 18, 1997

                                       TO
                           DEAN WITTER RESEARCH TRUST
                              DECLARATION OF TRUST
                                     DATED
                                OCTOBER 29, 1997

97NYC13751

         Amendment dated December 12, 1997 to the Declaration of Trust
             (the "Declaration") of Dean Witter Research Trust (the
                        "Trust") dated October 29, 1997

    WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

    WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Dean Witter Research Fund," such change to be effective December 17, 1997;

    1. Section 1.1 of Article I of the Declaration is hereby amended so that the Section shall read in its entirety as follows:

          "Section 1.1   NAME.  The name of the Trust created hereby is the
    "Morgan Stanley Dean Witter Research Fund," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

    2. Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that the Subsection shall read in its entirety as follows:

      "Section 1.2   DEFINITIONS. . .

      (p) "TRUST" means the Morgan Stanley Dean Witter Research Fund."

    3.  Section 11.8 of Article XI of the Declaration is hereby renumbered as
Section 11.9 and a new Section 11.8 is hereby added to read in its entirety as follows:

              "Section 11.8.   USE OF THE NAME "MORGAN STANLEY." Morgan Stanley,
          Dean Witter, Discovery & Co. ("MSDWD") has consented to the use by the Trust of the identifying name "Morgan Stanley," which is a property right of MSDWD. The Trust will only use the name "Morgan Stanley" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Morgan Stanley" for any purpose. MSDWD, or any corporate affiliate of MSDWD, may use or grant to others the right to use the name "Morgan Stanley," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of MSDWD, the Trust will take such action as may be required to provide its consent to the use by MSDWD, or any corporate affiliate of MSDWD, or by any person to whom MSDWD or an affiliate of MSDWD shall have granted the right to the use, of the name "Morgan Stanley," or any combination or abbreviation thereof. Upon the termination of any investment advisory or investment management agreement into which MSDWD and the Trust may enter, the Trust shall, upon request by MSDWD, cease to use the name "Morgan Stanley" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which MSDWD may request to effect the foregoing and to reconvey to MSDWD any and all rights to such name."

    4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

    5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

    IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 12th day of December, 1997.

/s/ Michael Bozic                              /s/ Manuel H. Johnson
--------------------------------------------   --------------------------------------------
Michael Bozic, as Trustee                      Manuel H. Johnson, as Trustee
and not individually                           and not individually
c/o Levitz Furniture Corp.                     c/o Johnson Smick International Inc.
6111 Broken Sound Parkway, N.W.                1133 Connecticut Avenue, N.W.
Boca Raton, FL 33487                           Washington, D.C. 20036

/s/ Charles A. Fiumefreddo                     /s/ Michael E. Nugent
--------------------------------------------   --------------------------------------------
Charles A. Fiumefreddo, as Trustee             Michael E. Nugent, as Trustee
and not individually                           and not individually
Two World Trade Center                         c/o Triumph Capital, L.P.
New York, NY 10048                             237 Park Avenue
                                               New York, NY 10017

/s/ Edwin J. Garn                              /s/ Philip J. Purcell
--------------------------------------------   --------------------------------------------
Edwin J. Garn, as Trustee                      Philip J. Purcell, as Trustee
and not individually                           and not individually
c/o Huntsman Corporation                       Two World Trade Center
500 Huntsman Way                               New York, NY 10048
Salt Lake City, UT 84111

/s/ John R. Haire                              /s/ John J. Schroeder
--------------------------------------------   --------------------------------------------
John R. Haire, as Trustee                      John J. Schroeder, as Trustee
and not individually                           and not individually
Two World Trade Center                         c/o Gordon Altman Butowsky Weitzen
New York, NY 10048                             Shalov & Wein
                                               Counsel to the Independent Trustees
                                               114 West 47th Street
                                               New York, NY 10036

/s/ Wayne E. Hedien
--------------------------------------------
Wayne E. Hedien
and not individually
c/o Gordon Altman Butowsky Weitzen
 Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY 10036

STATE OF NEW YORK        :ss.:
COUNTY OF NEW YORK

    On this th day of December, 1997, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                           /s/ Doreen Hughes
                                          --------------------------------------
                                                      Notary Public


                               DOREEN HUGHES
                      Notary Public. State of New York
                               No. 30-4989017
                         Qualified in Nassau County
My commission expires: Commission Expires Dec 9, 1999
                       ------------------------------